UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 11, 2022

POSTAL REALTY TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-38903	83-2586114
(State or other jurisdiction of Incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)
75 Columbia Avenue
Cedarhurst, NY 11516
(Address of principal executive offices and zip code)
(516) 295-7820
(Registrant’s telephone number)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-I2 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.I4d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	PSTL	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On May 11, 2022 (the “Amendment Effective Date”), Postal Realty Trust, Inc. (the “Company”), Postal Realty LP (the “Borrower”), certain subsidiaries of the Company, Bank of Montreal, as administrative agent (the “Administrative Agent”), and certain lenders party to the Credit Agreement (as defined below) entered into that certain First Amendment to Credit Agreement (the “First Amendment”), which amends that certain Credit Agreement dated as of August 9, 2021, entered into by and among the Company, the Borrower, certain subsidiaries of the Company, the Administrative Agent and the lenders party thereto (as amended by the First Amendment, the “Credit Agreement”). Capitalized terms used below and not defined herein have the meanings ascribed to them in the Credit Agreement.

The First Amendment provides for, among other things, the following amendments to the Credit Agreement, effective as of the Amendment Effective Date:

•adding a new $75 million senior unsecured delayed draw term loan facility with a maturity date of February 11, 2028 (the “Delayed Draw Term Loan”), which may be borrowed commencing on the Amendment Effective Date and continuing until the date that is 12 months after the Amendment Effective Date, subject to satisfaction of the terms set forth in the First Amendment;
•increasing the accordion feature for term loans under the Credit Agreement (including the Delayed Draw Term Loan) to $75 million;
•replacing LIBOR with the Secured Overnight Financing Rate as the benchmark interest rate; and
•allowing for a decrease in the applicable margin by 0.02% if the Company achieves certain sustainability targets as set forth in the Credit Agreement.

The foregoing summary of the First Amendment and the Credit Agreement, as amended by the First Amendment, does not purport to be complete and is qualified in its entirety by reference to the First Amendment, a copy of which is attached as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the First Amendment is qualified in its entirety by reference to the full text of the First Amendment.

Item 2.02. Results of Operations and Financial Condition.

The Company issued a press release on May 11, 2022 announcing its financial results for the quarter ended March 31, 2022. A copy of the press release is furnished herewith and attached hereto as Exhibit 99.1.
The information in this Item 2.02 and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section and shall not be deemed incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act except as set forth by specific reference in such filing.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated herein by reference in this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Document
10.1
First Amendment to Credit Agreement, dated May 11, 2022, by and among Postal Realty LP, Postal Realty Trust, Inc., the certain subsidiaries from time to time party thereto as guarantors, and Bank of Montreal, as administrative agent, and the several banks and financial institutions party thereto as lenders.

99.1	Press Release of Postal Realty Trust, Inc., dated May 11, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 11, 2022

POSTAL REALTY TRUST, INC.

By:	/s/ Jeremy Garber
Name: Jeremy Garber
Title: President, Treasurer and Secretary